UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2018

WESTWOOD HOLDINGS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
200 Crescent Court, Suite 1200
Dallas, Texas 75201
(Address of principal executive offices, including zip code)
(214) 756-6900
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2018, the Board of Directors of Westwood Holdings Group, Inc. (“Westwood” or the “Company”) appointed Fabian Gomez, age 52, to serve as the Company’s Chief Operating Officer, effective immediately.

Mr. Gomez previously served as the Company’s Chief Information Officer since July 2015 and also served as Director of Operations beginning in February 2016. Before joining Westwood, he worked at Invesco Ltd. where he served as the Global Head of Equity and Alternative Investment Applications and was responsible for strategic planning, management of a multi-million dollar budget, and oversight of all major project initiatives, global support, and staff development. Prior to that, Mr. Gomez worked for McDonnell Investment Management where he served as a Managing Director and Chief Information Officer for six years.
As Chief Operating Officer, Mr. Gomez is eligible to participate in all compensation and incentive plans that are available to the Company’s employees generally, including (i) annual cash incentive awards approved by the Compensation Committee of the Company’s Board of Directors, (ii) long-term equity incentive awards granted pursuant to the Company’s Fourth Amended and Restated Stock Incentive Plan (“Stock Incentive Plan”), and (iii) employee and post-retirement benefits, including under the Company’s Westwood Holdings Group, Inc. Savings Plan.
There is no written employment agreement with Mr. Gomez; however, in connection with this appointment, on February 9, 2018, the Company and Mr. Gomez entered into a severance agreement, a copy of which is included as an exhibit to this report (the “Severance Agreement”). The Severance Agreement provides for continued vesting of Mr. Gomez’s outstanding unvested restricted stock awards upon his involuntary termination of employment by the Company without “cause” (as defined in the Severance Agreement) or his voluntary termination of employment with the Company for “good reason” (as defined in the Severance Agreement), provided he (a) complies fully with all obligations under the Severance Agreement and the Employee Confidentiality and Non-Compete Agreement between the Company and Mr. Gomez dated February 8, 2018, and (b) executes and does not revoke a general release of all claims arising out of or related to his employment with the Company. The foregoing summary is qualified in its entirety by reference to the text of the Severance Agreement, which is attached as an exhibit to this report.
The Company will pay Mr. Gomez an annual base salary of $260,000 to serve as Chief Operating Officer, his target annual cash bonus opportunity will be $260,000 (100% of base), and his target annual stock incentive award under the Stock Incentive Plan will be $260,000 (100% of base), subject to the approval of the Compensation Committee of the Company’s Board of Directors. Future salary, cash bonus awards, and restricted stock awards are subject to the approval of the Compensation Committee of the Company’s Board of Directors.
There are no family relationships between any of the Company’s directors or officers and Mr. Gomez.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
Exhibit No.    Description
10.1        Severance Agreement, dated February 9, 2018, between the Company and Fabian Gomez

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.
Date:	February 13, 2018	/s/ Brian. O. Casey
Brian O. Casey
President & Chief Executive Officer

EXHIBIT INDEX
Exhibit No.    Description

10.1	Severance Agreement, dated February 9, 2018, between the Company and Fabian Gomez